EXHIBIT 32.2

AUBURN NATIONAL BANCORPORATION, INC AND SUBSIDIARY

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Auburn National Bancorporation, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2004, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, C. Wayne Alderman, Director of Financial Operations of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2004

/s/ C. Wayne Alderman
C. Wayne Alderman
Director of Financial Operations